                                                                   EXHIBIT 10.52

                           FIRST AMENDED AND RESTATED
                        SUPPLEMENTAL RETIREMENT PLAN FOR
                               DESIGNATED OFFICERS



                           MIDAMERICAN ENERGY COMPANY













AMENDED AND RESTATED AS OF MAY 10, 1999

                           MIDAMERICAN ENERGY COMPANY
                           FIRST AMENDED AND RESTATED
              SUPPLEMENTAL RETIREMENT PLAN FOR DESIGNATED OFFICERS

                                    CONTENTS

                                                                                                               Page
 I. ESTABLISHMENT.................................................................................................1

 II. PURPOSE .....................................................................................................1

 III. CONSTRUCTION................................................................................................1

         Section 3.1.  Definitions................................................................................1
         Section 3.2.  Gender and Number..........................................................................6
         Section 3.3.  Severability...............................................................................6

 IV. ADMINISTRATION...............................................................................................6

         Section 4.1.  The Committee..............................................................................6
         Section 4.2.  Authority of the Committee.................................................................6
         Section 4.3.  Decisions Binding..........................................................................7
         Section 4.4.  Terms of Participation.....................................................................7

 V. ELIGIBILITY AND PARTICIPATION.................................................................................7

         Section 5.1.  Participation..............................................................................7
         Section 5.2.  No Employment Guarantee....................................................................8

 VI. BENEFITS ....................................................................................................8

         Section 6.1.  Benefits Upon Normal Retirement............................................................8
         Section 6.2.  Benefits Upon Early Retirement.............................................................8
         Section 6.3.  Benefits Upon Disability...................................................................8
         Section 6.4.  Benefits Upon Death........................................................................8
         Section 6.5.  Forfeiture Upon Termination for Cause.....................................................10
         Section 6.6.  General Payout Restrictions...............................................................10
         Section 6.7.  General Release...........................................................................10

 VII. INDIVIDUAL ACCOUNTS AND THE RABBI TRUST....................................................................10

         Section 7.1.  Establishment of a Rabbi Trust............................................................10
         Section 7.2.  Causing the Trust to Become Irrevocable...................................................10
         Section 7.3.  Payment of Benefits from the Trust........................................................10

 VIII. BENEFICIARY DESIGNATION...................................................................................11

         Section 8.1.  Designation of Beneficiary................................................................11
         Section 8.2. Payment to a Participant's Estate..........................................................11

 IX. MISCELLANEOUS...............................................................................................11


                                                                                                               Page
         Section 9.1.  Unfunded Plan.............................................................................11
         Section 9.2.  Withholding...............................................................................11
         Section 9.3.  Costs of the Plan.........................................................................12
         Section 9.4.  Nontransferability........................................................................12
         Section 9.5.  Successors ...............................................................................12
         Section 9.6.  Address of Participant or Beneficiary.....................................................12
         Section 9.7.  Applicable Law............................................................................12

                           MIDAMERICAN ENERGY COMPANY
                           FIRST AMENDED AND RESTATED
              SUPPLEMENTAL RETIREMENT PLAN FOR DESIGNATED OFFICERS

I.   ESTABLISHMENT

     MidAmerican Energy Company, an Iowa corporation (the "Company"), and an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company ("Holdings"), hereby adopts the Company's First Amended and Restated Supplemental Retirement Plan for Designated Officers (the "Plan"), effective as of May 10, 1999. The Plan is an amendment and restatement of the Supplemental Retirement for Designated Officers, which was adopted on January 1, 1996, as previously amended through March 12, 1999.

II.  PURPOSE

     The purpose of the Plan is to enable the Company, Holdings and their Subsidiaries to attract, retain, and motivate persons of outstanding competence, and to provide appropriate supplemental retirement and survivor benefits to Designated Officers of the Company, Holdings and their Subsidiaries.

III. CONSTRUCTION

     Section 3.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Cause" means, unless otherwise defined in a Participant's employment agreement, a Participant's discharge from the employment of the Company, Holdings or any Subsidiary because such Participant willfully engages in conduct, or lack thereof, that is demonstrably and materially injurious to the Company, Holdings or any Subsidiary or their business reputation or financial structure. Determination of "Cause" shall be made by the Committee in the exercise of good faith and reasonable judgment.

     (c) "Change in Control" means either:

         (i) The closing date of the restructuring of the Company as a result of merger, consolidation, takeover or reorganization unless at least sixty percent (60%) of the members of the board of directors of the corporation resulting from such merger, consolidation, takeover or reorganization were members of the Incumbent Board; or

         (ii) The occurrence of any other event that is designated as being a "Change in Control" by a majority vote of the directors of the Incumbent Board who are not also employees of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means an Administrative Committee comprised of Company employees selected by the President of the Company and approved by the Board to administer the Plan pursuant to Article IV herein.

     (f) "Company" means MidAmerican Energy Company.

     (g) "Designated Officer" means an officer of the Company, Holdings or any Subsidiary who has been approved by the Board or the Committee, as applicable, to participate in the Plan.

     (h) "Disability" means a Termination of Services resulting from a total disability of a Participant, as a result of a medically determinable physical or mental impairment which renders such Participant unable to engage in any substantial gainful employment, and which can be expected to be of indefinite duration. Such Disability shall be determined by the Committee in the exercise of good faith and reasonable judgment in reliance on competent medical advice from one or more qualified individuals selected by the Committee.

     (i) "Disability Benefit" means, for such Participant, the Normal Retirement Supplemental Benefit or Early Retirement Supplemental Benefit, computed as though the Participant is deemed to have continued in employment during the period of disability and incurred a Termination of Services on the date he or she elects to begin receiving benefits hereunder.

     (j) "Early Retirement Total Benefit" means a Normal Retirement Total Benefit reducing the 65% in the formula in Section 3.l(q) at the rate of one percentage point for each full and one percentage point for each fraction of a year that, on the Participants Early Retirement Date, such Participant's age is less than sixty-five (65) years (i.e., 60% at age 60, 55% at age 55).

     (k) "Early Retirement" means, for each Participant, the commencement of benefits after Termination of Services of such Participant other than because of death or Cause, but prior to such Participant reaching Normal Retirement Age.

     (l) "Early Retirement Date" means the first day of the month chosen by the Participant for commencement of the Early Retirement Supplement Benefit, which, in general, shall not be earlier than the first day of the month following the Participant's attainment of age fifty-five
         (55), provided that the Board or the Committee, as applicable, may allow for an earlier Early Retirement Date in its discretion on a Participant-by-Participant basis.

     (m) "Early Retirement Supplemental Benefit" (see subsection (r) below).

     (n) "Effective Date" means January 1, 1996.

     (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

     (p) "Incumbent Board" means the members of the Board on August 1, 1995. For this purpose, an individual who becomes a member of the Board subsequent to August 1, 1995 and who has been nominated for election by the Company's shareholders by resolution adopted by a vote of at least two-thirds of the directors then comprising the Incumbent Board at a duly convened meeting thereof shall be deemed to be a member of the Incumbent Board.

     (q) "Normal Retirement Total Benefit" means the annual benefit provided under the Plan on a Participant's Normal Retirement Date, in the amount of sixty-five percent (65%) of such Participant's Total Cash Compensation in effect immediately prior to such Termination of Services, times a fraction, the numerator being the number of years (including fractions of a year) of participation in this Plan (or participation in a similar supplemental retirement plan of a Predecessor Company) as of the date of Termination of Services, and the denominator being the number of years of participation if the Participant had remained employed to age 55 (the factor shall not exceed 1.0). The Board or the Committee, as applicable, shall have the authority to grant the crediting of service with a former employer of a Participant in the calculation of such Participant's number of years of participation in the Plan or to provide other credit for service on a case by case basis.

     (r) "Normal Retirement Supplemental Benefit" and "Early Retirement Supplemental Benefit", respectively, mean the Normal Retirement Total Benefit or Early Retirement Total Benefit, as applicable, reduced by the sum of:

         (i) the annual benefits provided to such Participant under a Tax Qualified Pension Plan (determined as if the Participant elected a joint and 2/3 survivor benefit under such plan and beginning on the same date that payments begin under this Plan);

         (ii) benefits under Iowa-Illinois Gas and Electric Company Supplemental Retirement Plan, the Iowa Resources Inc. and Subsidiaries Supplemental Retirement Income Plan and the Midwest Resources Supplemental Retirement Plan, after converting such benefits to an actuarially equivalent amount, as determined by the Committee in the exercise of good faith and reasonable judgment; and

        (iii) tax qualified defined benefit pension type retirement plan benefits payable to such Participant by other employers of such Participant if service with such other employers is credited as service under the Tax Qualified Pension Plan, after converting such benefits to an actuarially equivalent amount, as determined by the Committee in the exercise of good faith and reasonable judgment;

         provided, however, that unless otherwise provided in a Participant's employment agreement, a Participant's Normal Retirement Supplemental Benefit and Early Retirement Supplemental Benefit may not exceed $1 million per year. An Early Retirement Supplemental Benefit will not be available to any Participant whose Termination of Services occurs prior to being credited with five (5) Years of Service unless otherwise provided in a Participant's employment agreement.

     (s) "Normal Retirement Age" means, for each Participant, the attainment of age sixty-five (65) years.

     (t) "Normal Retirement Date" means the first day of the month in which a Participant reaches Normal Retirement Age.

     (u) "Participant" means a Designated Officer of the Company, Holdings or any Subsidiary who has been approved by the Board or the Committee, as applicable, to participate in the Plan, and any retired individual who has a vested accrued benefit under the Plan as specified in
         Article V.

     (v) "Plan Year" means the calendar year beginning January 1 and ending December 31.

     (w) "Predecessor Company" means CalEnergy Company, Inc., MidWest Resources Inc., Iowa-Illinois Gas and Electric Company, Midwest Energy Company, Iowa Resources Inc., any subsidiaries of any of these companies and any member of the same controlled group of corporations of any of these companies.

     (x) "Rabbi Trust" means a grantor trust, within the meaning of Sections 671-678 of the Code, established by the Company for the benefit of the Participants, both active and retired, and the Participants' designated beneficiaries, as specified in Article VIII.

     (y) "Spouse" means a husband or wife as licensed in marriage by the state.

     (z) "Subsidiary" means a company as to which Holdings or the Company directly or indirectly holds securities representing at least 50% of the total voting power of all voting securities.

    (aa) "Survivor's Benefit" means the benefit payable to a Participant's surviving Spouse, designated beneficiary or estate under the Plan as specified in Section 6.6 in the event of such Participant's death.

    (bb) "Tax Qualified Pension Plan" shall mean the tax qualified defined benefit plan, cash balance plan and money purchase pension plan, if any, maintained by the Company, Holdings or any Subsidiary, but shall not include any profit sharing plans, employee stock ownership plans or qualified salary reduction or cash or deferred plan.

    (cc) "Termination of Services" means the severing of a Participant's employment with the Company, Holdings or any Subsidiary for any reason.

    (dd) "Total Cash Compensation" means (i) the highest amount payable to a Participant by the Company, Holdings or any Subsidiary (or a Predecessor Company) as monthly base salary during the five years immediately prior to termination of services (including the year in which termination occurs) multiplied by twelve, plus (ii) the average of the Participant's Awards during the most recent three year period under the Company's Key Employee Annual Incentive Plan or its successor plan(s), or bonus awards under a similar annual incentive bonus program for executives of Holdings, a Subsidiary or a Predecessor Company, plus (iii) the prior three-year average annual amount of any other special, additional or non-recurring bonus awards or other compensation, but only if such awards or compensation are
          (A) required to be included in Total Cash Compensation under a Participant's employment agreement or (B) approved by the Committee for inclusion in Total Cash Compensation as set forth in written notice to a Participant. Monthly base salary shall include amounts deferred under any (ss.) 401(k) plans, (ss.) 125 cafeteria plans, nonqualified deferred compensation plans or similar arrangements. If less than three years of bonus awards have been made for the Participation during the most recent three year period prior to termination of employment, the average of the number of bonus awards actually made during such three year period shall be used.

     (ee) "Year of Service" or "Years of Service" means each full twelve months of service with the Company, Holdings, a Subsidiary or a Predecessor Company.

     Section 3.2. Gender and Number. Except when otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

     Section 3.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan; and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

IV.  ADMINISTRATION

     Section 4.1. The Committee. The Plan shall be administered by the Committee which shall be selected by the Board, and unless the Board otherwise directs in writing, the Committee shall possess, in addition to any powers specifically vested in the Committee, any or all of the powers vested in the Board hereunder. The Committee may delegate the responsibility of performing ministerial acts to such administrative agents as it deems advisable or desirable to carry out the purpose of the Plan.

     Section 4.2. Authority of the Committee. The Committee shall have the power to construe and interpret the Plan and any agreement or instrument entered into hereunder, to prescribe, amend, or waive rules and regulations for the

     Plan's administration; and to make any other determination which may be necessary or advisable for the Plan's administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent reasonable to effect its purpose. The Committee shall have full discretion to administer the Plan as it sees fit. All decisions of the Committee shall be final and binding absent manifest error.

     The Company may elect to insure the lives of Participants; in such case, Participants must agree to undergo physical examinations and otherwise cooperate in obtaining such insurance as a condition precedent to participation in the Plan. Any such life insurance policies shall be owned by and be considered a general asset of the Company. Subject to
     Section 7.2, no Participant or beneficiary shall have any rights to or interest in or shall be entitled to any benefits under such policies.

     Section 4.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, the Participants and their estates and designated beneficiaries.

     The Board or the Committee, as applicable, shall have the full power to amend or terminate the Plan at any time; provided that no such amendment or termination shall adversely affect the vested or accrued rights of any Participant under the Plan without such Participant's written consent.


     Section 4.4. Terms of Participation. The Board or Committee, as applicable, may establish terms of participation in the Plan for any Participant which may differ from the specific terms of the Plan and which may be more favorable than the terms applicable to Participants generally. Without limitation, the Board or the Committee, as applicable, may establish a minimum annual benefit or death benefit for any Participant, on a case-by-case basis, which annual benefit or death benefit may be greater than the annual benefit or death benefit to which such Participant would otherwise be entitled under the benefit formulas set forth in the Plan.

V.   ELIGIBILITY AND PARTICIPATION

     Section 5.1. Participation. Upon approval by the Board or the Committee, as applicable, Designated Officers shall automatically become Participants under the Plan. Retired individuals who have a vested accrued benefit under the Plan will also be considered to be Participants.

     Section 5.2. No Employment Guarantee. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained as an employee of the Company, Holdings or any Subsidiary for any period.

VI.  BENEFITS

     Section 6.1. Benefits Upon Normal Retirement. Unless a Participant has elected Early Retirement as provided in Section 6.2 below, upon a Participant reaching Normal Retirement Age, the Company shall pay to such Participant, as compensation for services rendered prior to such date, his or her Normal Retirement Supplemental Benefit in equal monthly installments commencing on the Normal Retirement Date, or, if later, the first day of the month then following Termination of Services, and continuing on the first day of each month thereafter during the lifetime of such Participant.

     Section 6.2. Benefits Upon Early Retirement. Upon a Participant's Early Retirement (as chosen by the Participant), and following Termination of Services, the Company shall pay to the Participant, as compensation for services rendered prior to such date, his or her Early Retirement Supplemental Benefit in equal monthly installments commencing on the Participant's Early Retirement Date, and, in all cases, continuing on the first day of each month thereafter during the lifetime of such Participant.

     Section 6.3. Benefits Upon Disability. Upon a Participant's election to begin receiving benefits hereunder following Termination of Services for Disability, the Company shall begin payment to the Participant (but no earlier than his or her Early Retirement Date), as compensation for services rendered prior to such date, his or her Disability Benefit in equal monthly installments commencing on the first day of the month selected by the Participant and continuing on the first day of each month thereafter during the lifetime of such Participant.

     Section 6.4. Benefits Upon Death. Upon a Participant's death, the Company shall pay to such Participant's designated beneficiary or estate, as appropriate, the following Survivor's Benefit;

     (a) Death Prior to Commencement of Benefits. If a Participant dies prior to commencement of the payment of any benefit hereunder, the Company shall pay to such Participant's designated beneficiary or estate a Survivor's Benefit equal to the Normal Retirement

     Supplemental Benefit (without application of the percentage reduction based upon years of participation prior to age 55) in one hundred eighty
     (180) equal monthly installments commencing on the first date of the month following such date of death and receipt of a death certificate by the Company, and continuing on the first day of each month thereafter until the one hundred eighty (180) payments have been made.

     (b) Death After Commencement of Benefits. If a Participant dies after commencement of the payment of any benefit hereunder, the Company shall pay to the Participant's surviving Spouse a Survivor's Benefit commencing on the first day of the month following such date of death and receipt of a death certificate by the Company and continuing on the first day of each month thereafter for the remaining lifetime of the surviving Spouse. The Survivor's Benefit means a benefit equal to two-thirds of the Normal Retirement Supplemental Benefit, Early Retirement Supplemental Benefit or Disability Benefit, as applicable, that the Participant was receiving immediately prior to death, except that the total Survivor's Benefit shall be limited to fifty percent (50%) of the total benefit based upon an actuarial calculation at the time benefits commence.

     (c) Payment by the Company of the benefit in Section 6.4(a) or (b) shall relieve the Company of the obligation to pay a Normal Retirement Supplemental Benefit, an Early Retirement Supplemental Benefit, a Disability Benefit, or any other benefit which the Participant might have otherwise received under the Plan.

     (d) In the event a Participant dies without a surviving Spouse, after commencement of the payment of any benefits hereunder, the Company shall pay to such Participant's designated beneficiary or estate a Survivor's Benefit equal to the Normal Retirement Supplemental Benefit, Early Retirement Supplemental Benefit or Disability Benefit, as applicable, that the Participant was receiving immediately prior to death such that a total of one hundred eighty (180) equal monthly installments is paid to the Participant and such Participant's designated beneficiary or estate. The Survivor's Benefit portion shall commence on the first day of the month following such date of death and receipt of a death certificate by the Company, and continue on the first day of each month thereafter until a total of one hundred eighty (180) payments have been made.

     Section 6.5. Forfeiture Upon Termination for Cause. Unless otherwise provided in a Participant's employment agreement or otherwise provided by the Committee in writing to a Participant, upon a Participant's Termination of Services for Cause, such Participant shall immediately forfeit all rights and benefits provided under the Plan, and the Company shall have no further obligation to such Participant under the Plan.

     Section 6.6. General Payout Restrictions. No benefits shall be paid under this Plan prior to the actual Termination of Services of a Participant.

     Section 6.7. General Release. Unless otherwise provided in a
     Participant's employment agreement, the Committee in its discretion may require a Participant to execute a general release of claims, in such form as the Company may prescribe, as a condition to the payment of benefits hereunder.

VII. INDIVIDUAL ACCOUNTS AND THE RABBI TRUST

     Section 7.1. Establishment of a Rabbi Trust. After the Effective Date, the Company shall be authorized, but shall not be required, to establish a revocable Rabbi Trust for the benefit of the Participants, both active and retired. Any such Rabbi Trust shall have an independent trustee, selected by the Company, and, it shall contain restrictions on the Company's ability to amend or terminate any of the terms thereof after the Rabbi Trust shall become irrevocable as provided in Section 7.2.

     All assets held in the Rabbi Trust (while revocable or irrevocable) shall at all times be specifically subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency; such terms shall be specifically defined within the provisions of the Rabbi Trust, along with a required procedure for notifying the Trustee of any such bankruptcy or insolvency.

     Section 7.2. Causing the Trust to Become Irrevocable. The instrument establishing any such Rabbi Trust shall provide that the Rabbi Trust shall be revocable until the occurrence of either of the following:

         (i)  A Change in Control; or

         (ii) A majority vote by the Incumbent Board to make the Rabbi Trust irrevocable.

     Section 7.3. Payment of Benefits from the Trust. The Company shall be primarily obligated to pay all benefits of Participants under the Plan, whether the Rabbi Trust is revocable or irrevocable at the time. In the event the

      Company fails to fulfill any such obligation hereunder in a timely manner, the Trustee shall be empowered, under the terms of the Rabbi Trust, to either cash in any related life insurance policies or to borrow against the policies, to the extent necessary to pay past due benefits directly from the Trust.

VIII. BENEFICIARY DESIGNATION

      Section 8.1. Designation of Beneficiary. Each Participant shall be entitled to designate one or more beneficiaries by filing a signed, written notice of such designation with the Committee, in a form as the Committee may prescribe. A Participant may revoke or modify a beneficiary designation at any time by filing a new beneficiary designation form with the Committee.

      Section 8.2. Payment to a Participant's Estate. A Participant's beneficiary designation shall be deemed automatically revoked in the event all designated beneficiaries predecease such Participant or, if the sole beneficiary is such Participant's Spouse, in the event of dissolution of marriage. In such event, or in the event a Participant does not designate a beneficiary, the benefits under Sections 6.5(a) and 6.5(d) shall be paid to such Participant's estate.

IX.   MISCELLANEOUS

      Section 9.1. Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide benefits to a "select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA and, therefore, is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Committee may terminate the Plan for any or all Participants in order to achieve and maintain this intended result, provided that previously accrued benefits hereunder shall not be reduced or otherwise adversely affected without the written consent of the affected Participants.

      Section 9.2. Withholding. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local tax withholding requirements, or to deduct from any or all payments made pursuant to the Plan amounts sufficient to satisfy such tax withholding requirements. In the event any FICA, FUTA, Social Security, Medicare or any similar taxes become due on benefits (or the value of such benefits) accrued under this Plan at any time prior to the actual payment of benefits under this Plan, the Company shall be authorized to withhold from the regular salary of such Participant the amount of any such tax payable by the

     Participant. Withholding shall take place during the same calendar year in which the taxes on such benefits become due, or at such time as may be required by Internal Revenue Service regulations.

     Section 9.3. Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

     Section 9.4. Nontransferability. Neither the Participants nor any designated beneficiary shall have the right to sell, assign, transfer, or otherwise convey the right to receive any payment hereunder; nor shall any such payment be subject to attachment, garnishment, levy, pledge, bankruptcy, or any other manner or kind of execution in connection with any claim against the Participants or any designated beneficiary thereof.

     Section 9.5. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, or reorganization involving the Company or the purchase or other acquisition of all or substantially all of the business and/or assets of the Company.

     Section 9.6. Address of Participant or Beneficiary. Each Participant shall keep the Company apprised of his or her current address and that of any designated beneficiary during his or her participation in the Plan. Upon the death of a Participant, any beneficiaries entitled to receive benefit payment under the Plan shall keep the Company apprised of their current address until the entire amount to be distributed has been paid.

     Section 9.7. Applicable Law. To the extent not preempted by Federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Iowa.